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                                    Exhibit 1
                             Joint Filing Agreement

         Schedule 13D dated June 20, 2002 (the "Statement") is filed on behalf of each of the following reporting parties: Salah N. Osseiran, Salah N. Osseiran Trust, Hawazen (BVI) Corp., and Fairford Holdings Limited (individually, a "Reporting Party" and collectively, "Reporting Parties"). Each Reporting Party hereby agrees and consents to the joint filing of the Statement on behalf of each Reporting Party pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934. Each Reporting Party represents that he or it, as the case may be, is eligible to file the Statement. Each Reporting Party understands that he or it, as the case may be, is responsible for the timely filing of the Statement and any amendments thereto and for the completeness and accuracy of the information concerning such Reporting Party contained in the Statement; each Reporting Party understands that he or it, as the case may be, is not responsible for the completeness or accuracy of the information concerning the other Reporting Parties making this filing unless such Reporting Party knows or has reason to believe that such information is inaccurate. The Statement and this Joint Filing Agreement may be executed in more than one counterpart.


Date: June 21, 2002                               By: /s/ Salah N. Osseiran
     -------------------------                        --------------------------
                                                      Name: Salah N. Osseiran


                                                  SALAH N. OSSEIRAN TRUST

                                                  By: RATHBONE TRUSTEES LIMITED,
                                                      AS TRUSTEE


Date: June 24, 2002                               By: /s/ C. Baptiste
     --------------------------                       -------------------------
                                                      Name: C. Baptiste
                                                           --------------------
                                                      Title: Director
                                                            -------------------



                                                  HAWAZEN (BVI) CORP.


Date: June 21, 2002                               By: /s/ Salah N. Osseiran
     -------------------------                        --------------------------
                                                      Name:  Salah N. Osseiran
                                                      Title: Managing Director


                                                  FAIRFORD HOLDINGS LIMITED


Date: June 21, 2002                               By: /s/ Salah N. Osseiran
     -------------------------                        --------------------------
                                                      Name:  Salah N. Osseiran
                                                      Title: Managing Director